As filed with the Securities and Exchange Commission on November 9, 2018
Registration No. 333-166403
Registration No. 333-172173
Registration No. 333-180126
Registration No. 333-186480
Registration No. 333-190935
Registration No. 333-207987

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
________________________________

ALPHA AND OMEGA SEMICONDUCTOR LIMITED
(Exact name of registrant as specified in its charter)
________________________________

Bermuda	77-0553536
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal registered offices) (Zip Code)

________________________________

Alpha and Omega Semiconductor Limited 2009 Share Option/Share Issuance Plan

(Full title of the Plans)

________________________________

Mike F. Chang
Chief Executive Officer
c/o Alpha and Omega Semiconductor Incorporated
475 Oakmead Parkway
Sunnyvale, California 94085
(Name and address of agent for service)
(408) 830-9742
(Telephone number, including area code, of agent for service)

________________________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

On November 8, 2018 (the “Approval Date”), the shareholders of Alpha and Omega Semiconductor Limited, a Bermuda exempted company (the “Company”), approved the 2018 Omnibus Incentive Plan (the “2018 Plan”), which replaced the Company’s 2009 Share Option/Share Issuance Plan (as amended, the “2009 Plan”). Accordingly, as of the Approval Date, no future awards will be made pursuant to the 2009 Plan. This Post-Effective Amendment No. 1 to the Company’s Registration Statements on Form S-8 listed below (collectively the “Registration Statements”) is filed to deregister an aggregate of 1,677,705 common shares of the Company (“Common Shares”) previously registered with respect to the 2009 Plan under the Registration Statements that remain available for future grant under the 2009 Plan. Please note, however, that 3,530,896 shares remain subject to outstanding awards previously granted under the 2009 Plan. Accordingly, the Registration Statements will remain in effect to cover the potential issuance of shares under such outstanding awards.

1.    Registration No. 333-166403 filed on April 30, 2010.

2.    Registration No. 333-172173 filed on February 11, 2011.

3.    Registration No. 333-180126 filed on March 15, 2012.

4.    Registration No. 333-186480 filed on February 6, 2013.

5.    Registration No. 333-190935 filed on August 30, 2013.

6.    Registration No. 333-207987 filed on November 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Forms S-8, and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 9th day of November, 2018.

ALPHA AND OMEGA SEMICONDUCTOR LIMITED

By: /s/ Mike F. Chang, Ph.D.
Name: Mike F. Chang, Ph.D.
Title: Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mike F. Chang, Ph.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 9, 2018
Mike F. Chang, Ph.D.

/s/ Yifan Liang	Chief Financial Officer and Corporate Secretary (Principal Financial Officer)	November 9, 2018
Yifan Liang

/s/ Yueh-Se Ho, Ph.D.	Director and Chief Operating Officer	November 9, 2018
Yueh-Se Ho, Ph.D.

/s/ Michael L. Pfeiffer	Director	November 9, 2018
Michael L. Pfeiffer

/s/ Michael J. Salameh	Director	November 9, 2018
Michael J. Salameh

/s/ Robert I. Chen	Director	November 9, 2018
Robert I. Chen

/s/ King Owyang, Ph.D.	Director	November 9, 2018
King Owyang, Ph.D.

/s/ Lucas S. Chang	Director	November 9, 2018
Lucas S. Chang